PRESS RELEASE

For Immediate Release - September 28, 2005

FOR MORE INFORMATION, CONTACT:
John A. Scaldara, Jr., President and COO
(410) 423-8012
James P. Radick, Chief Financial Officer
(410) 423-8020

COLUMBIA BANCORP ANNOUNCES DIVIDEND

        September 28, 2005, Columbia, Maryland — Columbia Bancorp (Nasdaq - CBMD) announced this day continuation of its quarterly Common Stock cash dividend of $.17 per share. Specifically, the Board of Directors of the Company authorized and declared a quarterly cash dividend on Common Stock of $.17 per share on September 27, 2005. The dividend will be paid on October 28, 2005 to stockholders of record at the close of business on October 17, 2005.

        Columbia Bancorp, headquartered in Columbia, Maryland, is a bank holding company and parent company of The Columbia Bank, a commercial bank. The Columbia Bank currently operates twenty-four banking offices in the Baltimore/Washington Corridor and provides a full range of financial services to consumers and businesses. Columbia Bancorp’s Common Stock is traded on the National Market tier of The Nasdaq Stock MarketSM under the symbol “CBMD”.